Exhibit 99.1

nLIGHT Provides Update on Preliminary Fourth Quarter 2024 Financial Results

CAMAS, Wash., January 14, 2025 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the aerospace and defense, industrial, and microfabrication markets, today provided limited preliminary results for the fourth quarter of 2024.

The Company expects to report fourth quarter 2024 revenue in the range of $46 million to $48 million, below the Company’s previously announced fourth quarter guidance range of $49 million to $54 million. The Company expects to report Laser Products revenue of $31 million to $32 million and Advanced Development revenue of approximately $15 million to $16 million. The anticipated revenue shortfall is due to several factors, including continued weakness in our industrial markets, execution challenges in our microfabrication business, and the timing of the delivery of a limited number of defense products. Primarily due to lower overall product revenue and several non-recurring charges related to the Company’s efforts to rightsize its industrial business, the Company expects that both gross margin and Adjusted EBITDA will be materially below its previously announced fourth quarter guidance ranges.

“Despite the continued challenges in our commercial markets during the fourth quarter, I am optimistic about our overall business, particularly aerospace and defense, as we head into 2025,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “We enter the year with good visibility across multiple programs in both directed energy and laser sensing, and we remain well-positioned for near- and long-term growth in aerospace and defense.”

Scott Keeney, nLIGHT’s President and Chief Executive Officer, and Joe Corso, nLIGHT’s Chief Financial Officer are scheduled to participate in the 27th Annual Needham Growth Conference in New York, NY on Wednesday January 15th, 2025. In addition to hosting one-on-one meetings with investors, Mr. Keeney and Mr. Corso will also participate in a webcast presentation at 2:15pm EDT. A live and archived recording of the Needham webcast will be made available on the investor page of the company’s website at https://investors.nlight.net.

Fourth Quarter and Full-Year 2024 Conference Call Details

A conference call and simultaneous webcast to discuss nLIGHT’s fourth quarter and full-year 2024 results will be held on Thursday, February 27, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). An audio webcast will be available on the investor relations section of the company's web site at http://investors.nlight.net. A replay of the webcast will be available shortly after the conclusion of the call.

Access to the conference call will also be available by dialing 1-800-549-8228 (U.S., toll-free) or +1-289-819-1520 (international and toll), with the conference title: nLIGHT Fourth Quarter 2024 Earnings.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, our business strategy and our ability to grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for aerospace and defense, industrial, and microfabrication applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs approximately 800 people with operations in the United States, Austria, China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:

John Marchetti
VP Corporate Development and Investor Relations
nLIGHT, Inc.
(360) 566-4460
john.marchetti@nlight.net